As filed with the Securities and Exchange Commission, via EDGAR, on September 16, 1997.
                                                    Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------
                                   TOLL CORP.
                               TOLL BROTHERS, INC.

           (Exact name of each registrant as specified in its charter)

                                            22-2485860 - Toll Corp.
         Delaware                           22-2416878 - Toll Brothers, Inc.
         --------                           --------------------------------
        (State or other                     (I.R.S. Employer Identification
        jurisdiction of                     Number)
        incorporation
        of each registrant)

                              3103 Philmont Avenue
                      Huntingdon Valley, Pennsylvania 19006
                                 (215) 938-8000
    (Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

                                 Robert I. Toll
                            Chairman of the Board and
                             Chief Executive Officer
                               Toll Brothers, Inc.
                              3103 Philmont Avenue
                      Huntingdon Valley, Pennsylvania 19006
                                 (215) 938-8000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                   ----------
                                   Copies to:
                            Mark K. Kessler, Esquire
                       Wolf, Block, Schorr and Solis-Cohen LLP
                         Twelfth Floor Packard Building
                              111 South 15th Street
                        Philadelphia, Pennsylvania 19102
                                 (215) 977-2000
                                   ----------
     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] File Nos. 33-51775 and 33-51775-01

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE
=============================================================================================================
                                                      Proposed maximum   Proposed maximum
         Title of each class of       Amount to be     offering price   aggregate offering       Amount of
       securities to be registered   registered (1)     per unit (2)         price (3)       registration fee
-------------------------------------------------------------------------------------------------------------
Debt Securities (4)...............
Guaranteess (5)...................     $18,500,000          100%            $18,500,000          $5,606.06
=============================================================================================================

(1) In United States Dollars or the equivalent thereof in one or more foreign currencies or units of two or more foreign currencies or composite currencies, including the European Currency Unit.

(2) The proposed maximum offering price per unit will be determined from time to time by the registrants.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933. The aggregate initial offering price of the securities issued from time to time pursuant to this Registration Statement will not exceed $18,500,000.

(4) Subject to Footnote (3), there is being registered hereunder an indeterminate principal amount of Debt Securities as may be sold, from time to time, by Toll Corp. If any such Debt Securities are issued at an original issue discount, then the amount to be registered shall be in such greater principal amount as shall result in an aggregate initial offering price of up to $18,500,000.

(5) Each of the Debt Securities issued by Toll Corp. will be accompanied by a Guarantee to be issued by Toll Brothers, Inc. None of the proceeds will be received by Toll Brothers, Inc. for the Guarantees.

                          EXPLANATION AND INCORPORATION
                       OF CERTAIN INFORMATION BY REFERENCE

    This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"). The information in the Registration Statement on Form S-3 (File Nos. 33-51775 and 33-51775-01) filed by Toll Corp. and Toll Brothers, Inc. (collectively the "Registrants") on December 30, 1993 with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act is incorporated by reference into this Registration Statement.

                                  CERTIFICATION

    In accordance with Rule 111(b) under the Securities Act, the undersigned Registrants certify as follows:

     (i) the Registrants or their agent have instructed the Registrants' bank or a wire transfer service to transmit to the Commission the applicable filing fee by a wire transfer of such amount from the account of the Registrants or their agent(s) to the Commission's account at Mellon Bank as soon as practicable but no later than the close of the next business day following the filing of this Registration Statement pursuant to Rule 462(b);

     (ii) the Registrants or their agent(s) will not revoke such instructions;
          and

    (iii) the Registrants or their agent(s) have sufficient funds in such account(s) to cover the amount of such filing fee.

    The Registrants further undertake that, if such instructions have been sent after the close of business of such bank or wire transfer service, they will confirm receipt of such instructions by such bank or wire transfer service during regular business hours on the following business day.

                        SIGNATURES AND POWER OF ATTORNEY

           Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Lower Moreland, Commonwealth of Pennsylvania, on September 16, 1997.

                                         TOLL CORP.

                                         By: /s/ Robert I. Toll
                                            ------------------------------------
                                             Robert I. Toll, Chairman of the
                                             Board of Directors

           KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert I. Toll, Bruce E. Toll, Richard J. Braemer, Joel H. Rassman and Joseph R. Sicree his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 16, 1997.

Signature                                  Title
---------                                  -----

/s/ Robert I. Toll                Chairman of the Board, Chief
----------------------------      Executive Officer and Director
Robert I. Toll                    (Principal Executive Officer)


----------------------------      President, Chief Operating Officer,
Bruce E. Toll                     Secretary and Director

/s/ Joel H. Rassman               Senior Vice President, Treasurer, Chief
----------------------------      Financial Officer
Joel H. Rassman                   (Principal Financial Officer)


/s/ Joseph R. Sicree              Chief Accounting Officer
----------------------------      (Principal Accounting Officer)
Joseph R. Sicree

                        SIGNATURES AND POWER OF ATTORNEY

           Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Lower Moreland, Commonwealth of Pennsylvania, on September 16, 1997.

                                             TOLL BROTHERS, INC.

                                             By: /s/ Robert I. Toll
                                                --------------------------------
                                                 Robert I. Toll, Chairman of the
                                                 Board of Directors

           KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert I. Toll, Bruce E. Toll, Richard J. Braemer, Joel H. Rassman and Joseph R. Sicree his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 16, 1997.

Signature                                            Title
---------                                            -----

/s/ Robert I. Toll                          Chairman of the Board, Chief
----------------------------                Executive Officer and Director
Robert I. Toll                              (Principal Executive Officer)


                                            President, Chief Operating Officer,
----------------------------                Secretary and Director
Bruce E. Toll

                                            Executive Vice President, Director
----------------------------
Zvi Barzilay

/s/ Robert S. Blank                     Director
----------------------------
Robert S. Blank

/s/ Richard J. Braemer                  Director
----------------------------
Richard J. Braemer
                                        Director
----------------------------
Roger S. Hillas

/s/ Carl B. Marbach                     Director
----------------------------
Carl B. Marbach

/s/ Joel H. Rassman                     Senior Vice President, Treasurer, Chief
----------------------------            Financial Officer, Director
Joel H. Rassman                         (Principal Financial Officer)
                                        Director

----------------------------
Paul Shapiro

/s/ Joseph R. Sicree                    Chief Accounting Officer
----------------------------            (Principal Accounting Officer)
Joseph R. Sicree

                                  EXHIBIT INDEX

Item         Description
----         -----------

5            Opinion and Consent of Wolf, Block, Schorr and Solis-Cohen LLP.
23.1         Consent of Ernst & Young LLP.
23.3         Consent of Wolf, Block, Schorr and Solis-Cohen LLP.  (Contained in
             Exhibit 5.)

24           Powers of Attorney (see pages II-1 and II-2).